Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form N-1A of BlackRock ETF Trust of our report dated September 23, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appears in BlackRock ETF Trust’s Certified Shareholder Report on Form N-CSR for the year ended July 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 20, 2025

Appendix A

BlackRock ETF Trust

1.	BlackRock U.S. Carbon Transition Readiness ETF
2.	BlackRock World ex U.S. Carbon Transition Readiness ETF
3.	iShares FinTech Active ETF
4.	iShares Health Innovation Active ETF
5.	iShares International Country Rotation Active ETF
6.	iShares Large Cap Core Active ETF
7.	iShares U.S. Equity Factor Rotation Active ETF
8.	iShares U.S. Industry Rotation Active ETF
9.	iShares U.S. Thematic Rotation Active ETF

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